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                                                                       EXHIBIT 5




                                                                October 19, 2000




WAVO Corporation
3131 E. Camelback Road
Suite 320
Phoenix, Arizona  85016

Re:      Registration of Common Shares

Gentlemen:

         We have acted as special Indiana counsel to WAVO Corporation, an Indiana corporation (the "Company"), in connection with its Registration Statement on Form S-3 (the "Registration Statement") filed under the Securities Act of 1933, as amended (the "1933 Act"), relating to the registration of up to 2,072,684 of the Company's Common Shares, without par value (the "Shares"), consisting of (a) 1,722,018 Shares issued to National Datacast, Inc. (the "NDI Shares") in connection with Amendment No. 1 to Data Delivery Network Agreement dated as of September 11, 2000 by and between the Company and National Datacast, Inc., (b) 125,666 Shares issuable upon exercise of warrants issued to Silicon Valley Bank (the "SVB Warrants") in connection with a Loan Modification and Forbearance Agreement, a Loan and Security Agreement and an Amendment to Loan Documents dated September 15, 2000 between the Company and Silicon Valley Bank, and (c) 225,000 Shares issuable upon exercise of warrants issued to affiliates of Stonegate Securities, Inc. (the "Stonegate Warrants and, together with the SVB Warrants, the "Warrants") in connection with a letter agreement relating to advisory services dated as of December 7, 1999 between the Company and Stonegate Securities, Inc. and a First Amendment to Letter Agreement dated as of May 24, 2000.

         In rendering the opinions set forth herein, we have limited our factual inquiry to (i) reliance on a certificate of the Secretary of the Company, (ii) reliance on the facts and representations contained in the Registration Statement, including without limitation those relating to the number of the Company's Common Shares, without par value, which are authorized, issued or reserved for issuance upon conversion or exercise of preferred shares, warrants and options, and (iii) such documents, corporate records and other instruments as we have deemed necessary or appropriate as a basis for the opinions expressed below, including without limitation a certificate issued by the Secretary of State of the State of Indiana dated October 18, 2000, attesting to the corporate existence of the Company in the State of Indiana, and telephonic verification with such Secretary of State with respect to the Company's continued valid existence as of the date hereof.
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WAVO Corporation
October 19, 2000
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         In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies. In rendering the opinion expressed below, we have assumed that the Shares (i) will conform in all material respects to the description thereof set forth in the Registration Statement, (ii) with regard to Shares issuable upon the exercise of the Warrants, will be issued and delivered in accordance with the terms of the Warrants, and (iii) were, with respect to the NDI Shares, and will be, with respect to the Shares issuable upon exercise of the Warrants, issued pursuant to an exemption from the registration requirements of the 1933 Act pursuant to
Section 4(2) of the 1933 Act.

         Based upon the foregoing, and subject to the qualifications set forth herein, we are of the opinion that the NDI Shares are, and when issued upon exercise of the Warrants in accordance with the terms thereof the Shares issuable upon exercise of the Warrants will be, validly issued, fully paid and nonassessable.

         The foregoing opinion is limited to the current internal laws of the State of Indiana (without giving effect to any conflict of law principles thereof), and we have not considered, and express no opinion on, the laws of any other jurisdiction. This opinion is based on the laws in effect and facts in existence on the date of this letter, and we assume no obligation to revise or supplement this letter should the law or facts, or both, change.

         This opinion is intended solely for the use of the Company in connection with the registration of the Shares. It may not be relied upon by any other person or for any other purpose, or reproduced or filed publicly by any person, without the written consent of Barnes & Thornburg; provided, however, that we hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the references to Barnes & Thornburg contained in the Registration Statement.

                                             Very truly yours,




                                             Barnes & Thornburg